Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Announces Fourth Quarter and Full Year 2022 Results

WeightWatchers announces agreement to acquire Sequence, a digital health platform for clinical weight management

Fourth Quarter 2022

•	End of Period Subscribers of 3.5 million

•	Revenues of $223.9 million

•

Operating Loss of $50.8 million primarily due to $57.6 million in non-cash intangible impairment charges for Franchise Rights Acquired and Goodwill; Adjusted operating income of $24.2 million excluding the impact of such impairment charges and the net impact of restructuring charges

Full Year Fiscal 2022

•	Revenues of $1.04 billion

•

Operating Loss of $283.0 million primarily due to $396.7 million in non-cash intangible impairment charges for Franchise Rights Acquired and Goodwill; Adjusted operating income of $153.5 million excluding the impact of such impairment charges and the net impact of restructuring charges

Q1 2023 Guidance

•	Revenues are expected to be approximately $235.0 million

•	Operating Loss, which includes approximately $20.0 million in restructuring charges, is expected to be in the range of ($30.0) million to ($35.0) million

NEW YORK (March 6, 2023) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the fourth quarter and full year fiscal 2022.

“It has been nearly one year since I joined WeightWatchers - a time of significant transition, rationalization, and bold moves throughout the organization. We ended 2022 with 3.5 million subscribers, ahead of our guidance, improving our position as we started the year,” said Sima Sistani, the Company’s CEO. “Our member engagement and satisfaction metrics are up, demonstrating that our initiatives to improve the experience and brand are having a positive impact. We expect performance trends to improve throughout the year as we benefit from our data-informed approach to member acquisition, increased efficiency from streamlined operations, and new product features to enhance the member experience. We look forward to upcoming launches focused on creating community, supporting members, and enabling key behaviors, as well as our entry into clinical weight management.”

“Our efforts to streamline and centralize our operations are reading through into an improved cost basis for our business. We are confident that we will have the appropriate cost structure in place, along with ample liquidity, to support our product roadmap and our entrance into clinical weight management,” said Heather Stark, the Company’s Interim Principal Financial Officer. “While member signups are down year-over-year so far in 2023, that is a result of intentionally shifting a portion of our annual marketing spend from winter into the fall as we look to focus our spend alongside our digital product launches in the second half of the year, and ultimately return the Company to growth.”

Q4 2022 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	December 31, 2022	January 1, 2022	% Change	Constant Currency(1)
Subscription Revenues, net	$200.9	$247.9	(19.0%)	(15.6%)
Product Sales and Other, net	23.0	27.8	(17.4%)	(14.1%)

Revenues, net	$223.9	$275.8	(18.8%)	(15.5%)
Gross Profit	$127.0	$168.9	(24.8%)	(21.1%)
Non-GAAP Adjustments(1)
Net Restructuring Charges(2)	3.1	0.3

Adjusted Gross Profit(1)	$130.1	$169.2	(23.1%)	(19.4%)
Operating (Loss) Income	($50.8)	$54.1	(193.9%)	(192.6%)
Non-GAAP Adjustments(1)
Franchise Rights Acquired and Goodwill Impairments	57.6	—
Net Restructuring Charges(2)	17.4	0.6

Adjusted Operating Income(1)	$24.2	$54.6	(55.8%)	(50.2%)
Net (Loss) Income	($32.5)	$29.9	(208.6%)	(207.4%)
EPS	($0.46)	$0.42	(208.7%)	(207.5%)
Total Paid Weeks	47.3	55.9	(15.3%)	N/A
Digital(3) Paid Weeks	37.8	45.8	(17.5%)	N/A
Workshops + Digital(4) Paid Weeks	9.6	10.1	(5.5%)	N/A
End of Period Subscribers(5)	3.5	4.2	(14.9%)	N/A
Digital Subscribers	2.8	3.4	(17.6%)	N/A
Workshops + Digital Subscribers	0.7	0.7	(2.3%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Personal Coaching + Digital and Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members as applicable. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(5)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recurring bill programs in Company-owned operations.

Q4 2022 Business and Financial Highlights

•

End of Period Subscribers in Q4 2022 were down 14.9% versus the prior year period, primarily driven by declines in the Digital business in all geographic markets. Q4 2022 End of Period Digital Subscribers decreased 17.6% versus the prior year period. Q4 2022 End of Period Workshops + Digital Subscribers decreased 2.3% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•

Total Paid Weeks in Q4 2022 were down 15.3% versus the prior year period, driven by declines in the Digital business in all geographic markets. Q4 2022 Digital Paid Weeks decreased 17.5% versus the prior year period. Q4 2022 Workshops + Digital Paid Weeks decreased 5.5% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•	Revenues in Q4 2022 were $223.9 million. On a constant currency basis, Q4 2022 revenues decreased 15.5% versus the prior year period.

¡	Subscription Revenues in Q4 2022 were $200.9 million. On a constant currency basis, these revenues decreased 15.6% versus the prior year period.

¡	Product Sales and Other in Q4 2022 were $23.0 million. On a constant currency basis, these revenues decreased 14.1% versus the prior year period.

•

Gross Profit in Q4 2022 was $127.0 million, compared to $168.9 million in the prior year period. Adjusted gross profit in Q4 2022, which excluded the net impact of $3.1 million of restructuring charges, was $130.1 million. Adjusted gross profit in Q4 2021, which excluded the net impact of $0.3 million of restructuring charges, was $169.2 million.

¡

Gross Margin in Q4 2022 was 56.7%, as compared to 61.2% in the prior year period. Adjusted gross margin in Q4 2022 was 58.1%, down 320 basis points from an adjusted gross margin of 61.3% in the prior year period, primarily driven by a mix shift to the Workshops + Digital business and fixed cost deleverage in our Workshops + Digital business as well as a 40 basis point negative impact from foreign currency.

•

Non-Cash Intangible Impairment Charges: During Q4 2022, the Company identified several factors, including business performance, market capitalization, and interest rates, that indicated a triggering event for impairment testing. In Q4 2022, the Company recorded non-cash impairment charges of Franchise Rights Acquired and Goodwill totaling $57.6 million that included charges of $25.7 million, $19.7 million, $8.3 million, $2.0 million, and $1.8 million related to its U.S., Canada, U.K., Republic of Ireland (Goodwill only), and Australia operations, respectively. The impairment charges were primarily driven by an increase in the Company’s weighted-average cost of capital, reflecting market factors including higher interest rates and the trading values of the Company’s equity and debt.

•	Operating Loss in Q4 2022 was $50.8 million, compared to operating income of $54.1 million in the prior year period. Adjusted operating income in Q4 2022, which excluded the impact of non-cash intangible impairment charges totaling $57.6 million and the net impact of $17.4 million of restructuring charges, was $24.2 million. Adjusted operating income in Q4 2021, which excluded the net impact of $0.6 million of restructuring charges, was $54.6 million.

•

Income Tax in Q4 2022 was a benefit of $38.9 million, which reflected a legal entity restructuring that resulted in a reversal of certain deferred tax liabilities, partially offset by a tax expense from a valuation allowance established to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards. In the prior year period, income tax expense was $3.3 million.

•	Net Loss in Q4 2022 was $32.5 million compared to net income of $29.9 million in the prior year period.

•	Diluted Net Loss per share in Q4 2022 was $0.46 compared to earnings per fully diluted share (EPS) of $0.42 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q4 2022 Diluted Net Loss per share incorporated the negative impact of $0.52 per diluted share in the aggregate due to the following items:

•	$0.63 per diluted share negative impact of non-cash intangible impairment charges for Franchise Rights Acquired and Goodwill.

•	$0.18 per diluted share negative net impact of restructuring charges.

•	$0.68 per diluted share positive tax impact of a legal entity restructuring that resulted in a reversal of certain deferred tax liabilities.

•

$0.38 per diluted share negative tax impact of establishing a valuation allowance to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards.

◾	Q4 2021 EPS was positively impacted by $0.07 per fully diluted share in the aggregate due to the following items:

•	$0.09 per fully diluted share positive impact of a state tax decrease on certain deferred income.

•	$0.01 per fully diluted share net negative impact of restructuring charges.

•	$0.01 per fully diluted share negative impact of early extinguishment of debt charges.

Full Year 2022 Consolidated Results

	Twelve Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	December 31, 2022	January 1, 2022	% Change	Constant Currency(1)
Subscription Revenues, net	$919.1	$1,063.0	(13.5%)	(10.3%)
Product Sales and Other, net	121.8	149.4	(18.5%)	(15.8%)

Revenues, net	$1,040.9	$1,212.5	(14.2%)	(11.0%)
Gross Profit	$622.4	$726.4	(14.3%)	(10.5%)
Non-GAAP Adjustments(1)
Net Restructuring Charges(2)	7.0	15.4

Adjusted Gross Profit(1)	$629.4	$741.8	(15.2%)	(11.5%)
Operating (Loss) Income	($283.0)	$196.3	(244.2%)	(239.2%)
Non-GAAP Adjustments(1)
Franchise Rights Acquired and Goodwill Impairments	396.7	—
Net Restructuring Charges(2)	39.7	19.9

Adjusted Operating Income(1)	$153.5	$216.2	(29.0%)	(22.5%)
Net (Loss) Income	($251.4)	$66.9	(475.8%)	(466.0%)
EPS	($3.58)	$0.95	(478.1%)	(468.2%)
Total Paid Weeks	215.7	243.4	(11.4%)	N/A
Digital(3) Paid Weeks	175.8	204.1	(13.9%)	N/A
Workshops + Digital(4) Paid Weeks	39.9	39.3	1.4%	N/A
End of Period Subscribers(5)	3.5	4.2	(14.9%)	N/A
Digital Subscribers	2.8	3.4	(17.6%)	N/A
Workshops + Digital Subscribers	0.7	0.7	(2.3%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Personal Coaching + Digital and Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members as applicable. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(5)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recurring bill programs in Company-owned operations.

Full Year 2022 Business and Financial Highlights

•

Total Paid Weeks in fiscal 2022 were down 11.4% versus the prior year, driven by declines in the Digital business in all geographic markets. Fiscal 2022 Digital Paid Weeks decreased 13.9% versus the prior year. Fiscal 2022 Workshops + Digital Paid Weeks increased 1.4% versus the prior year, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•	Revenues in fiscal 2022 were $1,040.9 million. On a constant currency basis, fiscal 2022 revenues decreased 11.0% versus the prior year.

¡	Subscription Revenues in fiscal 2022 were $919.1 million. On a constant currency basis, these revenues decreased 10.3% versus the prior year.

¡	Product Sales and Other in fiscal 2022 were $121.8 million. On a constant currency basis, these revenues decreased 15.8% versus the prior year.

•

Gross Profit in fiscal 2022 was $622.4 million, compared to $726.4 million in the prior year. Adjusted gross profit in fiscal 2022, which excluded the net impact of $7.0 million of restructuring charges, was $629.4 million. Adjusted gross profit in fiscal 2021, which excluded the net impact of $15.4 million of restructuring charges, was $741.8 million.

¡

Gross Margin in fiscal 2022 was 59.8%, as compared to 59.9% in the prior year. Adjusted gross margin in fiscal 2022 was 60.5%, down 70 basis points from an adjusted gross margin of 61.2% in the prior year, primarily driven by a mix shift to the Workshops + Digital business as well as a 30 basis point negative impact from foreign currency.

•

Operating Loss in fiscal 2022 was $283.0 million, compared to operating income of $196.3 million in the prior year. Adjusted operating income in fiscal 2022, which excluded the impact of non-cash intangible impairment charges totaling $396.7 million and the net impact of $39.7 million of restructuring charges, was $153.5 million. Adjusted operating income in fiscal 2021, which excluded the net impact of $19.9 million of restructuring charges, was $216.2 million.

•

Income Tax in fiscal 2022 was a benefit of $114.4 million, which reflected franchise rights acquired and goodwill impairment charges and a legal entity restructuring that both resulted in a reversal of certain deferred tax liabilities, partially offset by a tax expense from a valuation allowance established to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards. In the prior year, income tax expense was $9.8 million.

•	Net Loss in fiscal 2022 was $251.4 million compared to net income of $66.9 million in the prior year.

•	Diluted Net Loss per share in fiscal 2022 was $3.58 compared to earnings per fully diluted share (EPS) of $0.95 in the prior year.

¡	Certain items affect year-over-year comparability.

◾	Fiscal 2022 Diluted Net Loss per share incorporated the negative impact of $4.38 per diluted share in the aggregate due to the following items:

•	$4.28 per diluted share negative impact of non-cash intangible impairment charges for Franchise Rights Acquired and Goodwill.

•	$0.42 per diluted share negative net impact of restructuring charges.

•	$0.69 per diluted share positive tax impact of a legal entity restructuring that resulted in a reversal of certain deferred tax liabilities.

•

$0.39 per diluted share negative tax impact of establishing a valuation allowance to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards.

•	$0.03 per diluted share tax benefit due to out-of-period income tax adjustments.

◾	Fiscal 2021 EPS incorporated the negative impact by $0.42 per fully diluted share in the aggregate due to the following items:

•	$0.32 per fully diluted share aggregate negative impact from early extinguishment of debt charges, including those associated with the Company’s April 2021 debt refinancing.

•	$0.21 per fully diluted share net negative impact of restructuring charges.

•	$0.09 per fully diluted share positive impact of a state tax decrease on certain deferred income.

•	$0.02 per fully diluted share positive impact of tax benefits due to the reversal of a valuation allowance related to certain net operating losses now expected to be realized.

Other Items

•	Cash balance as of December 31, 2022 was $178.3 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.

•	Restructuring:

¡

2023 Restructuring Plan: As previously announced, in December 2022 the Company resolved to centralize its global management of certain functions and systems, deprioritize and in some cases cease operations for certain non-strategic business lines, and continue the rationalization of its real estate portfolio. In connection with the 2023 Restructuring Plan, the Company anticipates recording restructuring charges which it currently estimates will range between $39.0 million to $46.0 million in the aggregate. The Company recorded $13.6 million of such restructuring charges in Q4 2022 and expects the majority of the remaining restructuring charges to be recorded within the first six months of fiscal 2023.

¡	2022 Restructuring Plan: In connection with its previously announced 2022 Restructuring Plan, the Company recorded restructuring charges of $4.5 million in Q4 2022 and $27.2 million in fiscal 2022.

•

As separately announced on March 6, 2023, the Company will acquire Sequence in a cash and equity transaction valued at $132.0 million, inclusive of a minimum of $26.0 million of Sequence’s cash. The effective net purchase price is $106.0 million. The transaction, which is subject to customary closing conditions, is expected to close during the second quarter of fiscal 2023.

2023 Guidance

The Company is providing the following Q1 2023 guidance:

•	Revenues are expected to be approximately $235.0 million.

•	Operating loss, which includes approximately $20.0 million in restructuring charges, is expected to be in the range of ($30.0) million to ($35.0) million.

The Company is not providing full year 2023 guidance today given its anticipated acquisition of Sequence.

Fourth Quarter and Full Year 2022 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Interim Principal Financial Officer, will discuss the fourth quarter and full year fiscal 2022 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials for full year fiscal 2022 results will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating (loss) income, operating (loss) income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the fourth quarter and full year fiscal 2022 to exclude (a) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Canada, United Kingdom, New Zealand and Australia units of account and impairment charges for the Company’s goodwill related to its Republic of Ireland reporting unit and its wholly-owned subsidiary Kurbo, Inc. and (b) the net impact of (w) charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”), (x) charges associated with the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”), (y) charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”) or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”); and (ii) the fourth quarter and full year fiscal 2021 to exclude the net impact of (x) charges associated with the 2021 plan and (y) the reversal of certain of the charges associated with the 2020 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the fourth quarter and full year fiscal 2022, as excluding or adjusting for the impact of franchise rights acquired and goodwill impairments (or non-cash intangible impairment charges) and the net impact of restructuring charges; and (ii) with respect to the adjustments for the fourth quarter and full year fiscal 2021, as excluding or adjusting for the net impact of restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and early extinguishment of debt with respect to the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our program. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and operating loss guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the COVID-19 pandemic on the Company’s business and on the consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to transform its Workshops + Digital business strategy to meet the evolving needs of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners, including as a result of its proposed acquisition of Weekend Health, Inc., which is doing business as Sequence (“Weekend Health”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s recent chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment or the potential impact of political and social unrest; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Weekend Health; the seasonal nature of the Company’s core business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of the war in Ukraine; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; risks related to the Company’s proposed Acquisition, including risks that the Company may not complete the Acquisition or that the Acquisition may not achieve its intended results; risks related to the Company’s potential exposure to extensive and complex healthcare laws and regulations as a result of the proposed Acquisition; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the SEC. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	December 31, 2022	January 1, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$178,326	$153,794
Receivables (net of allowances: December 31, 2022 - $976 and January 1, 2022 - $1,726)	24,273	29,321
Inventories	20,528	30,566
Prepaid income taxes	19,447	30,478
Prepaid expenses and other current assets	38,757	27,014

TOTAL CURRENT ASSETS	281,331	271,173
Property and equipment, net	28,229	37,219
Operating lease assets	75,696	89,902
Franchise rights acquired	386,745	785,195
Goodwill	155,998	157,374
Other intangible assets, net	63,306	61,126
Deferred income taxes	22,246	11,259
Other noncurrent assets	14,879	15,686

TOTAL ASSETS	$1,028,430	$1,428,934

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$17,955	$20,297
Accounts payable	18,890	22,444
Salaries and wages payable	72,577	57,401
Accrued marketing and advertising	17,927	15,904
Accrued interest	5,289	5,085
Other accrued liabilities	30,118	45,728
Derivative payable	—	14,670
Income taxes payable	1,646	1,748
Deferred revenue	32,156	45,855

TOTAL CURRENT LIABILITIES	196,558	229,132
Long-term debt, net	1,422,284	1,418,104
Long-term operating lease liabilities	68,099	78,157
Deferred income taxes	23,119	157,718
Other	2,185	2,227

TOTAL LIABILITIES	1,712,245	1,885,338
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 122,052 shares issued at December 31, 2022 and 122,052 shares issued at January 1, 2022	0	0
Treasury stock, at cost, 51,496 shares at December 31, 2022 and 51,988 shares at January 1, 2022	(3,097,304)	(3,120,149)
Retained earnings	2,418,959	2,682,349
Accumulated other comprehensive loss	(5,470)	(18,604)

TOTAL DEFICIT	(683,815)	(456,404)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,028,430	$1,428,934

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	December 31, 2022	January 1, 2022
Subscription revenues, net (1)	$200,933	$247,947
Product sales and other, net (2)	22,991	27,844

Revenues, net	223,924	275,791

Cost of subscription revenues (3)	77,817	84,855
Cost of product sales and other	19,117	22,079

Cost of revenues	96,934	106,934

Gross profit	126,990	168,857
Marketing expenses	49,660	52,801
Selling, general and administrative expenses	70,520	61,998
Franchise rights acquired and goodwill impairments	57,566	—

Operating (loss) income	(50,756)	54,058
Interest expense	22,304	19,210
Other (income) expense, net	(1,612)	451
Early extinguishment of debt	—	1,183

(Loss) income before income taxes	(71,448)	33,214
(Benefit from) provision for income taxes	(38,948)	3,285

Net (loss) income	$(32,500)	$29,929

(Net loss) earnings per share
Basic	$(0.46)	$0.43

Diluted	$(0.46)	$0.42

Weighted average common shares outstanding
Basic	70,509	70,011

Diluted	70,509	70,586

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	December 31, 2022	January 1, 2022
Subscription revenues, net (1)	$919,055	$1,063,039
Product sales and other, net (2)	121,801	149,424

Revenues, net	1,040,856	1,212,463

Cost of subscription revenues (3)	321,528	370,064
Cost of product sales and other	96,928	116,044

Cost of revenues	418,456	486,108

Gross profit	622,400	726,355
Marketing expenses	244,783	261,457
Selling, general and administrative expenses	263,840	268,614
Franchise rights acquired and goodwill impairments	396,727	—

Operating (loss) income	(282,950)	196,284
Interest expense	81,141	87,909
Other expense, net	1,691	1,358
Early extinguishment of debt	—	30,352

(Loss) income before income taxes	(365,782)	76,665
(Benefit from) provision for income taxes	(114,379)	9,773

Net (loss) income	$(251,403)	$66,892

(Net loss) earnings per share
Basic	$(3.58)	$0.96

Diluted	$(3.58)	$0.95

Weighted average common shares outstanding
Basic	70,321	69,640

Diluted	70,321	70,744

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Twelve Months Ended
	December 31, 2022	January 1, 2022
Operating activities:
Net (loss) income	$(251,403)	$66,892
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	43,801	48,550
Amortization of deferred financing costs and debt discount	5,018	6,136
Impairment of franchise rights acquired and goodwill	396,727	—
Impairment of intangible and long-lived assets	3,455	521
Share-based compensation expense	12,957	21,348
Deferred tax benefit	(150,994)	(15,565)
Allowance for doubtful accounts	(460)	(214)
Reserve for inventory obsolescence	6,796	7,657
Foreign currency exchange rate loss	2,374	744
Early extinguishment of debt	—	30,352
Changes in cash due to:
Receivables	(7,558)	4,707
Inventories	3,733	1,816
Prepaid expenses	9,599	1,554
Accounts payable	(2,691)	373
Accrued liabilities	19,904	1,272
Deferred revenue	(11,733)	(3,886)
Other long term assets and liabilities, net	(2,291)	(7,962)
Income taxes	(588)	(7,014)

Cash provided by operating activities	76,646	157,281

Investing activities:
Capital expenditures	(2,065)	(2,446)
Capitalized software expenditures	(36,187)	(35,205)
Cash paid for acquisitions	(4,350)	(12,836)
Other items, net	(42)	(2,266)

Cash used for investing activities	(42,644)	(52,753)

Financing activities:
Net (payments) borrowings on revolver	—	—
Proceeds from long term debt	—	1,500,000
Financing costs and debt discount	—	(37,910)
Payments on long-term debt	—	(1,564,000)
Taxes paid related to net share settlement of equity awards	(2,197)	(7,494)
Proceeds from stock options exercised	—	4,469
Cash paid for acquisitions	(2,413)	(6,450)
Other items, net	(112)	(151)

Cash used for financing activities	(4,722)	(111,536)

Effect of exchange rate changes on cash and cash equivalents	(4,748)	(5,085)

Net increase (decrease) in cash and cash equivalents	24,532	(12,093)
Cash and cash equivalents, beginning of period	153,794	165,887

Cash and cash equivalents, end of period	$178,326	$153,794

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	December 31, 2022	January 1, 2022	Variance
Digital Paid Weeks (1)
North America	23,714	28,681	(17.3%)
CE	11,095	13,523	(18.0%)
UK	2,019	2,545	(20.7%)
Other (2)	929	1,006	(7.7%)

Total Digital Paid Weeks	37,757	45,757	(17.5%)

Workshops + Digital Paid Weeks (1)
North America	7,178	7,528	(4.6%)
CE	1,395	1,440	(3.1%)
UK	813	927	(12.4%)
Other (2)	199	251	(20.9%)

Total Workshops + Digital Paid Weeks	9,585	10,146	(5.5%)

Total Paid Weeks (1)
North America	30,892	36,209	(14.7%)
CE	12,490	14,963	(16.5%)
UK	2,831	3,473	(18.5%)
Other (2)	1,128	1,257	(10.3%)

Total Paid Weeks	47,342	55,902	(15.3%)

End of Period Digital Subscribers (3)
North America	1,802	2,187	(17.6%)
CE	818	998	(18.1%)
UK	143	180	(20.3%)
Other (2)	72	76	(5.0%)

Total End of Period Digital Subscribers	2,836	3,441	(17.6%)

End of Period Workshops + Digital Subscribers (3)
North America	534	548	(2.5%)
CE	104	96	8.9%
UK	57	65	(13.4%)
Other (2)	15	18	(17.4%)

Total End of Period Workshops + Digital Subscribers	711	727	(2.3%)

Total End of Period Subscribers (3)
North America	2,337	2,735	(14.6%)
CE	922	1,094	(15.7%)
UK	200	245	(18.4%)
Other (2)	87	95	(7.5%)

Total End of Period Subscribers	3,546	4,169	(14.9%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, including Personal Coaching + Digital and Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Twelve Months Ended
	December 31, 2022	January 1, 2022	Variance
Digital Paid Weeks (1)
North America	111,457	128,319	(13.1%)
CE	51,017	59,325	(14.0%)
UK	9,436	12,442	(24.2%)
Other (2)	3,902	4,052	(3.7%)

Total Digital Paid Weeks	175,812	204,139	(13.9%)

Workshops + Digital Paid Weeks (1)
North America	29,902	28,682	4.3%
CE	5,558	5,461	1.8%
UK	3,537	3,977	(11.1%)
Other (2)	859	1,177	(27.1%)

Total Workshops + Digital Paid Weeks	39,856	39,298	1.4%

Total Paid Weeks (1)
North America	141,359	157,002	(10.0%)
CE	56,575	64,787	(12.7%)
UK	12,973	16,419	(21.0%)
Other (2)	4,760	5,229	(9.0%)

Total Paid Weeks	215,668	243,437	(11.4%)

End of Period Digital Subscribers (3)
North America	1,802	2,187	(17.6%)
CE	818	998	(18.1%)
UK	143	180	(20.3%)
Other (2)	72	76	(5.0%)

Total End of Period Digital Subscribers	2,836	3,441	(17.6%)

End of Period Workshops + Digital Subscribers (3)
North America	534	548	(2.5%)
CE	104	96	8.9%
UK	57	65	(13.4%)
Other (2)	15	18	(17.4%)

Total End of Period Workshops + Digital Subscribers	711	727	(2.3%)

Total End of Period Subscribers (3)
North America	2,337	2,735	(14.6%)
CE	922	1,094	(15.7%)
UK	200	245	(18.4%)
Other (2)	87	95	(7.5%)

Total End of Period Subscribers	3,546	4,169	(14.9%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, including Personal Coaching + Digital and Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q4 2022 Variance
						2022
						Constant
	Q4 2022			Q4 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data
Consolidated Company Revenues	$223,924	$9,158	$233,082	$275,791	(18.8%)	(15.5%)
Consolidated Digital Subscription Revenues (1)	$141,085	$6,567	$147,652	$181,486	(22.3%)	(18.6%)
Consolidated Workshops + Digital Fees (2)	$59,847	$1,662	$61,509	$66,461	(10.0%)	(7.5%)
Consolidated Subscription Revenues (3)	$200,933	$8,229	$209,161	$247,947	(19.0%)	(15.6%)
Consolidated Product Sales and Other (4)	$22,991	$931	$23,922	$27,844	(17.4%)	(14.1%)

North America
Digital Subscription Revenues (1)	$93,659	$471	$94,130	$116,730	(19.8%)	(19.4%)
Workshops + Digital Fees (2)	$48,558	$177	$48,735	$51,812	(6.3%)	(5.9%)
Subscription Revenues (3)	$142,215	$649	$142,864	$168,542	(15.6%)	(15.2%)
Product Sales and Other (4)	$16,258	$70	$16,328	$19,514	(16.7%)	(16.3%)
Total Revenues	$158,473	$719	$159,192	$188,056	(15.7%)	(15.3%)
CE
Digital Subscription Revenues (1)	$38,670	$4,966	$43,636	$52,237	(26.0%)	(16.5%)
Workshops + Digital Fees (2)	$6,694	$858	$7,552	$8,309	(19.4%)	(9.1%)
Subscription Revenues (3)	$45,365	$5,824	$51,189	$60,546	(25.1%)	(15.5%)
Product Sales and Other (4)	$4,625	$606	$5,231	$5,600	(17.4%)	(6.6%)
Total Revenues	$49,989	$6,431	$56,420	$66,145	(24.4%)	(14.7%)
UK
Digital Subscription Revenues (1)	$5,315	$774	$6,089	$7,937	(33.0%)	(23.3%)
Workshops + Digital Fees (2)	$3,331	$491	$3,822	$4,405	(24.4%)	(13.2%)
Subscription Revenues (3)	$8,647	$1,265	$9,912	$12,342	(29.9%)	(19.7%)
Product Sales and Other (4)	$1,255	$196	$1,451	$1,742	(28.0%)	(16.7%)
Total Revenues	$9,901	$1,461	$11,362	$14,085	(29.7%)	(19.3%)
Other (5)
Digital Subscription Revenues (1)	$3,441	$356	$3,797	$4,582	(24.9%)	(17.1%)
Workshops + Digital Fees (2)	$1,265	$134	$1,399	$1,935	(34.6%)	(27.7%)
Subscription Revenues (3)	$4,706	$490	$5,196	$6,517	(27.8%)	(20.3%)
Product Sales and Other (4)	$853	$58	$911	$988	(13.7%)	(7.8%)
Total Revenues	$5,559	$548	$6,107	$7,505	(25.9%)	(18.6%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 (as applicable).
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Full Year 2022 Variance
						2022
						Constant
	Full Year 2022			Full Year 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data
Consolidated Company Revenues	$1,040,856	$38,611	$1,079,467	$1,212,463	(14.2%)	(11.0%)
Consolidated Digital Subscription Revenues (1)	$662,668	$28,137	$690,805	$788,173	(15.9%)	(12.4%)
Consolidated Workshops + Digital Fees (2)	$256,387	$6,458	$262,845	$274,866	(6.7%)	(4.4%)
Consolidated Subscription Revenues (3)	$919,055	$34,595	$953,650	$1,063,039	(13.5%)	(10.3%)
Consolidated Product Sales and Other (4)	$121,801	$4,015	$125,816	$149,424	(18.5%)	(15.8%)

North America
Digital Subscription Revenues (1)	$436,148	$1,051	$437,199	$504,152	(13.5%)	(13.3%)
Workshops + Digital Fees (2)	$204,115	$371	$204,486	$210,076	(2.8%)	(2.7%)
Subscription Revenues (3)	$640,263	$1,422	$641,685	$714,228	(10.4%)	(10.2%)
Product Sales and Other (4)	$86,621	$172	$86,793	$100,569	(13.9%)	(13.7%)
Total Revenues	$726,884	$1,594	$728,478	$814,797	(10.8%)	(10.6%)
CE
Digital Subscription Revenues (1)	$184,590	$23,109	$207,699	$228,296	(19.1%)	(9.0%)
Workshops + Digital Fees (2)	$30,293	$3,858	$34,151	$36,707	(17.5%)	(7.0%)
Subscription Revenues (3)	$214,883	$26,967	$241,850	$265,003	(18.9%)	(8.7%)
Product Sales and Other (4)	$24,246	$2,908	$27,154	$32,907	(26.3%)	(17.5%)
Total Revenues	$239,129	$29,874	$269,003	$297,910	(19.7%)	(9.7%)
UK
Digital Subscription Revenues (1)	$25,421	$2,726	$28,147	$36,347	(30.1%)	(22.6%)
Workshops + Digital Fees (2)	$15,813	$1,759	$17,572	$18,709	(15.5%)	(6.1%)
Subscription Revenues (3)	$41,234	$4,485	$45,719	$55,056	(25.1%)	(17.0%)
Product Sales and Other (4)	$6,761	$705	$7,466	$10,764	(37.2%)	(30.6%)
Total Revenues	$47,995	$5,191	$53,186	$65,820	(27.1%)	(19.2%)
Other (5)
Digital Subscription Revenues (1)	$16,509	$1,251	$17,760	$19,378	(14.8%)	(8.3%)
Workshops + Digital Fees (2)	$6,166	$471	$6,637	$9,374	(34.2%)	(29.2%)
Subscription Revenues (3)	$22,675	$1,723	$24,398	$28,752	(21.1%)	(15.1%)
Product Sales and Other (4)	$4,173	$230	$4,403	$5,184	(19.5%)	(15.1%)
Total Revenues	$26,848	$1,952	$28,800	$33,936	(20.9%)	(15.1%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 (as applicable).
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											Q4 2022 Variance
													2022 Constant Currency
												2022		2022
	Q4 2022							Q4 2021				Adjusted		Adjusted
							Adjusted				2022	vs	2022	vs
					Currency	Constant	Constant				vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment	Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$126,990	$3,128	(1)	$130,118	$6,255	$133,245	$136,374	$168,857	$326(5)	$169,184	(24.8%)	(23.1%)	(21.1%)	(19.4%)
Gross Margin	56.7%			58.1%		57.2%	58.5%	61.2%		61.3%

Selling, General and Administrative Expenses	$70,520	$(14,223	)(2)	$56,297	$1,437	$71,957	$57,733	$61,998	$(235)(6)	$61,763	13.7%	(8.9%)	16.1%	(6.5%)

Operating (Loss) Income	$(50,756)	$74,918	(3)	$24,162	$724	$(50,032)	$27,197 (4)	$54,058	$562(7)	$54,620	(193.9%)	(55.8%)	(192.6%)	(50.2%)
Operating (Loss) Income Margin	-22.7%			10.8%		-21.5%	11.7%	19.6%		19.8%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $1,798 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $2,075 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $132 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $613 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes the net impact of $11,810 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $2,432 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $10 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $8 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023 and (ii) the net impact of (w) $1,798 of charges and $11,810 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) $2,075 of charges and $2,432 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (y) the reversal of $132 of charges and $10 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (z) the reversal of $613 of charges and $8 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $2.311 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $19,657, $8,275 and $1,872 related to its Canada, United Kingdom and Australia units of account, respectively, and the impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(5)	Excludes $326 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(6)

Excludes the net impact of $309 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $74 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of (i) $326 of charges and $309 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $74 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Full Year 2022 Variance
														2022 Constant Currency
													2022		2022
	Full Year 2022							Full Year 2021					Adjusted		Adjusted
							Adjusted					2022	vs	2022	vs
					Currency	Constant	Constant					vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$622,400	$6,981	(1)	$629,381	$27,402	$649,802	$656,783	$726,355	$15,426	(5)	$741,782	(14.3%)	(15.2%)	(10.5%)	(11.5%)
Gross Margin	59.8%			60.5%		60.2%	60.8%	59.9%			61.2%

Selling, General and Administrative Expenses	$263,840	$(32,730	)(2)	$231,110	$5,437	$269,277	$236,547	$268,614	$(4,502	)(6)	$264,112	(1.8%)	(12.5%)	0.2%	(10.4%)

Operating (Loss) Income	$(282,950)	$436,438	(3)	$153,488	$9,660	$(273,290)	$167,620 (4)	$196,284	$19,928	(7)	$216,212	(244.2%)	(29.0%)	(239.2%)	(22.5%)
Operating (Loss) Income Margin	-27.2%			14.7%		-25.3%	15.5%	16.2%			17.8%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $1,798 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $6,476 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $564 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $729 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes the net impact of $11,810 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $20,705 of charges associated with the Company’s previously disclosed 2022 restructuring plan, $223 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $8 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $324,030, $57,454, $8,275, $1,972 and $1,872 related to its United States, Canada, United Kingdom, New Zealand and Australia units of account, respectively, and impairment charges of the Company’s goodwill related to its Republic of Ireland reporting unit and its Kurbo operations of $2,023 and $1,101, respectively, and (ii) the net impact of (v) $1,798 of charges and $11,810 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (w) $6,476 of charges and $20,705 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $564 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, (y) $223 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to selling, general and administrative expenses and (z) the reversal of $729 of charges and $8 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $4,471 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $57,454, $8,275, $1,972 and $1,872 related to its Canada, United Kingdom, New Zealand and Australia units of account, respectively, and the impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(5)

Excludes the net impact of $16,727 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $1,301 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the net impact of $4,807 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $305 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of (i) $16,727 of charges and $4,807 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $1,301 of charges and $305 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net (Loss) Income	$(32,500)	$29,929	$(251,403)	$66,892
Interest	22,304	19,210	81,141	87,909
Taxes	(38,948)	3,285	(114,379)	9,773
Depreciation and Amortization	10,407	11,017	42,348	45,482
Stock-based Compensation	2,590	4,752	12,952	21,348

EBITDAS	$(36,147)	$68,193	$(229,341)	$231,405
Franchise Rights Acquired and Goodwill Impairments	57,566 (1)	—	396,727 (2)	—
2023 Plan Restructuring Charges (3)	13,608	—	13,608	—
2022 Plan Restructuring Charges (4)	4,507	—	27,181	—
2021 Plan Restructuring Charges (5)	(142)	636	(341)	21,534
2020 Plan Restructuring Charges (6)	(621)	(74)	(737)	(1,606)
Early Extinguishment of Debt (7)	—	1,183	—	30,352

Adjusted EBITDAS	$38,771	$69,938	$207,097	$281,684

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(2)

Impairment charges of the Company’s franchise rights acquired of $324,030, $57,454, $8,275, $1,972 and $1,872 related to its United States, Canada, United Kingdom, New Zealand and Australia units of account, respectively, and impairment charges of the Company’s goodwill related to its Republic of Ireland reporting unit and Kurbo operations of $2,023 and $1,101, respectively.

(3)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(4)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(5)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(6)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(7)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$(8,243)	$(4,623)	$(206,036)	$(32,500)	$(251,403)
Interest	18,671	19,255	20,912	22,304	81,141
Taxes	(1,802)	(2,879)	(70,749)	(38,948)	(114,379)
Depreciation and Amortization	10,759	10,637	10,544	10,407	42,348
Stock-based Compensation	4,700	2,286	3,376	2,590	12,952

EBITDAS	$24,085	$24,676	$(241,953)	$(36,147)	$(229,341)

Franchise Rights Acquired and Goodwill Impairments	—	26,420 (1)	312,741 (2)	57,566 (3)	396,727
2023 Plan Restructuring Charges (4)	—	—	—	13,608	13,608
2022 Plan Restructuring Charges (5)	—	19,117	3,557	4,507	27,181
2021 Plan Restructuring Charges (6)	265	(566)	103	(142)	(341)
2020 Plan Restructuring Charges (7)	(116)	—	—	(621)	(737)

Adjusted EBITDAS	$24,234	$69,647	$74,448	$38,771	$207,097

Total Debt					$1,422,284
Less: Cash					178,326

Net Debt					$1,243,958

Net Debt to Adjusted EBITDAS					6.0X

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand units of account, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101.

(2)	Impairment charges of the Company’s franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand units of account, respectively.
(3)

Impairment charges of the Company’s franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(4)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(5)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(6)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(7)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.